Exhibit 99.01

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 2nd Quarter FY2014 Results

EXTON, PA - (Marketwired – December 16, 2013) - WPCS International Incorporated (NASDAQ: WPCS), which specializes in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2014 second quarter ended October 31, 2013. WPCS currently has a backlog of $25.4 million in orders to fulfill and a bid list of $40.5 million in potential projects.

For the second quarter of fiscal year 2014 ended October 31, 2013, WPCS reported a net loss of approximately $473,000 or $0.37 per diluted share. The net loss for the second quarter ended October 31, 2013, compares to a net loss of $493,000 or $0.50 per diluted share, for the same period one year ago, which includes a loss from discontinued operations for the Hartford, Lakewood and Australia operations of approximately $959,000, or $.97 per diluted share.

For the six months ended October 31, 2013, WPCS reported a net loss of approximately $6.4 million or $5.60 per diluted share which includes a loss from discontinued operations of $40,000, or $0.03 per diluted share, related to the pending sale of the Australia Operations, and includes a one-time charge for severance expense of approximately $1.5 million related to the separation agreement with the company’s former CEO, Andy Hidalgo. As part of the separation agreement, WPCS reached agreement with Mr. Hidalgo to acquire the Australia Operations, which is consistent with the company’s plan to improve its financial results. The closing is anticipated by January 31, 2014, and is subject to WPCS shareholder approval.

The net loss for the first six months of fiscal 2014 compares to a net income of $500,000 or $0.50 per diluted share, for the same period a year ago, which includes income from discontinued operations of approximately $355,000, or $0.35 per diluted share, primarily related to the sale of the Hartford and Lakewood Operations.

For the six months ended October 31, 2013, WPCS recorded non-cash charges of approximately $3.9 million related to the amortization of notes discount and change in fair value of derivative liabilities. In connection with the completion of the $4 million senior secured convertible note financing facility on December 5, 2012, the conversion features of the notes and the common stock warrants issued were historically considered derivative financial instruments, with the fair value accounted for as derivative liabilities, with the changes in fair value recorded in the financial results each period as a non-cash charge or gain. Effective as of October 31, 2013, WPCS entered into amendments with the holders of its notes and warrants to modify certain features of the notes and warrants which eliminated the derivative liability accounting treatment and permitted the Company to reclassify these former derivative liabilities to stockholders’ equity at October 31, 2013. As a result of this reclassification, our stockholders’ equity is approximately $4.5 million as of October 31, 2013, which allowed us to regain compliance with the continued listing requirements of the Nasdaq Capital Market.

Sebastian Giordano, Interim CEO of WPCS, commented, “While we continue to consider and develop organic growth opportunities, we are also seeking opportunities to improve our balance sheet.  Since coming on board, we have sought and implemented a number of opportunities for improvement, including: (i) the execution of an aggressive plan over the past several months to stabilize the operations, improve cash flows of the business through, amongst other things, operating cost reductions; (ii) the divestiture of underperforming operations, as evidenced by the sale of the Pride business described above, and the wind-down of the unprofitable Trenton Operations; and (iii) the restructuring of the Notes and Warrants which has enabled the Company to eliminate the former derivative liabilities and rebuild our stockholders’ equity to regain compliance with the NASDAQ minimum stockholder equity requirements.   As a result, we believe that all of these actions, as well as continuing efforts to improve the Company's performance and financial position, will contribute favorably to providing the Company with an opportunity to deliver improved shareholder value in the future.”

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

_________________________________________________________________________________________________

CONTACT:

WPCS International Incorporated

610-903-0400 x104

ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
		(Note 1)	(Note 1)	(Note 1)
REVENUE	$7,355,744	$7,958,243	$15,187,127	$19,246,260

COSTS AND EXPENSES:
Cost of revenue	5,602,337	5,013,329	11,346,996	13,968,212
Selling, general and administrative expenses	1,854,241	2,061,126	3,837,815	4,156,282
Severance expense	-	-	1,474,277	-
Depreciation and amortization	214,895	268,179	457,952	572,286

	7,671,473	7,342,634	17,117,040	18,696,780

OPERATING (LOSS) INCOME	(315,729)	615,609	(1,929,913)	549,480

OTHER EXPENSE (INCOME):
Interest expense	2,380,885	320,608	3,540,942	441,013
Change in fair value of derivative liabilities	(2,208,155)	-	833,750	-

(Loss) income from continuing operations before income tax provision	(488,459)	295,001	(6,304,605)	108,467

Income tax (benefit) provision	(5,863)	(199,705)	18,288	(65,176)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(482,596)	494,706	(6,322,893)	173,643

Discontinued operations
Loss from operations of discontinued operations, net of tax provision of $0, $215,700, $0, and $269,864 respectively	(8,718)	(473,728)	(39,747)	(1,484,142)

(Loss) gain from disposal	-	(485,212)	-	1,839,419

(Loss) income from discontinued operations, net of tax	(8,718)	(958,940)	(39,747)	355,277

CONSOLIDATED NET (LOSS) INCOME	(491,314)	(464,234)	(6,362,640)	528,920

Net (loss) income attributable to noncontrolling interest	(18,310)	29,152	3,434	28,605

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS	($473,004)	($493,386)	(6,366,074)	$500,315

Basic and diluted net (loss) income per common share attributable to WPCS:
(Loss) income from continuing operations attributable to WPCS	($0.36)	$0.47	($5.57)	$0.15
(Loss) income from discontinued operations attributable to WPCS	($0.01)	($0.97)	($0.03)	$0.35
Basic and diluted net (loss) income per common share attributable to WPCS	($0.37)	($0.50)	($5.60)	$0.50

Basic weighted average number of common shares outstanding	1,272,877	994,187	1,136,750	994,187
Diluted weighted average number of common shares outstanding	1,272,877	995,469	1,136,750	998,160

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31,	April 30,
ASSETS	2013	2013
	(unaudited)	(Note 1)
CURRENT ASSETS:

Cash and cash equivalents	$1,498,206	$915,752
Restricted cash	-	1,869,178
Accounts receivable, net of allowance of $999,643 and $1,107,593 at October 31, 2013 and April 30, 2013, respectively	9,099,911	7,085,969
Costs and estimated earnings in excess of billings on uncompleted contracts	1,149,409	1,079,367
Deferred contract costs	1,745,324	1,597,894
Prepaid expenses and other current assets	237,962	140,122
Prepaid income taxes	2,185	2,185
Current assets held for sale	1,843,353	1,905,449
Total current assets	15,576,350	14,595,916

PROPERTY AND EQUIPMENT, net	2,370,591	2,754,734

OTHER INTANGIBLE ASSETS, net	-	16,228

OTHER ASSETS	63,347	227,259

OTHER ASSETS HELD FOR SALE	405,542	550,829

Total assets	$18,415,830	$18,144,966

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	October 31,	April 30,
	2013	2013
	(unaudited)	(Note 1)
CURRENT LIABILITIES:

Current portion of loans payable	$46,773	$43,942
Senior secured convertible notes, net of debt discount $3,400,000 and $2,888,889, October 31, 2013 and April 30, 2013, respectively	-	1,111,111
Derivative liability - senior secured convertible notes	-	3,088,756
Accounts payable and accrued expenses	4,316,412	4,102,050
Accrued severance expense	1,381,249	-
Billings in excess of costs and estimated earnings on uncompleted contracts	1,998,367	1,619,307
Deferred revenue	420,550	113,503
Other payable	1,533,757	1,743,986
Short-term bank loan	3,283,860	2,432,205
Income taxes payable	46,816	139,557
Current liabilities held for sale	700,430	685,631
Total current liabilities	13,728,214	15,080,048

Loans payable, net of current portion	147,222	133,838
Derivative liability - warrants	-	3,858,508
Total liabilities	13,875,436	19,072,394

COMMITMENTS AND CONTINGENCIES

EQUITY:

WPCS EQUITY (DEFICIT):
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 14,285,714 shares authorized, 1,308,669 and 994,187 shares issued and outstanding at October 31, 2013 and April 30, 2013, respectively	131	99
Additional paid-in capital	62,803,147	50,844,183
Accumulated deficit	(60,420,463)	(54,054,389)
Accumulated other comprehensive income on foreign currency translation	1,294,816	1,433,541

Total WPCS equity (deficit)	3,677,631	(1,776,566)

Noncontrolling interest	862,763	849,138
Total equity (deficit)	4,540,394	(927,428)

Total liabilities and equity (deficit)	$18,415,830	$18,144,966